EXHIBIT 23.1(a)



                         CONSENT OF INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in the Registration Statement (Form S-1, No. 333-_____) relating to the registration of Senior Note Units and Senior Discount Note Units dated January 29, 1997, of our report dated February 9, 1996 relating to the consolidated financial statements of Orion Network Systems, Inc. included in Amendment 3 to the Registration Statement of Orion Network Systems, Inc. (Form S-1, No. 333-19167) dated January 28, 1997.


                                           /s/ ERNST & YOUNG LLP

Washington, D.C.
January 28, 1997